AGREEMENT WITH RESPECT TO CERTAIN RECOVERY

UNDER JOINT FIDELITY BOND

This Agreement, made this 13th day of July, 2016 by and between the undersigned corporations or business trusts (the “Funds”), each of which is a registered investment company managed by Nuveen Asset Management, LLC.

WITNESSETH:

WHEREAS, the boards of directors or trustees of each of the Funds, including a majority of the board members of each Fund who are not “interested persons” of such Fund, have approved obtaining the fidelity bond coverage required for each Fund by Rule 17g-1 under the Investment Company Act of 1940 in the form of one or more bonds, each of which names a number of the Funds as insured (the “joint insured bonds”); and

WHEREAS, Rule 17g-1(f) requires each registered management investment company named as an insured in a joint insured bond to enter into an Agreement with all other named insureds with respect to sharing of any recovery under such bond in the event of a loss sustained by it and another named insured;

NOW THEREFORE, IT IS AGREED:

1.

In the event recovery is received under any joint insured bond as a result of a loss sustained by any two or more of the Funds covered by such bond, each Fund sustaining a loss shall receive an equitable and proportionate share of the recovery, but at least equal to the amount that it would have received had it provided and maintained a single insured bond with the minimum coverage required by Rule 17g-1(d)(1).

2.

This Agreement shall continue in effect for such time as the parties hereto shall be named as insureds under one or more joint insured fidelity bonds designed to satisfy the requirements of Rule 17g-1, and shall not be terminated by any change in the Funds covered by any such bond or in the amount of terms of coverage provided by any such bond or by any change in the issuer of any such bond.

3.	This Agreement supersedes any prior agreement among any of the Funds relating to the subject matter hereof.

IN WITNESS WHEREOF, an officer of such parties has executed this Agreement on behalf of each of the parties, as of the day and date first written above.

NUVEEN TAXABLE CLOSED-END FUNDS

Nuveen Senior Income Fund

Nuveen Real Estate Income Fund

Nuveen Preferred Securities Income Fund

Nuveen Preferred Income Opportunities Fund

Nuveen Credit Strategies Income Fund

Nuveen Diversified Dividend and Income Fund

Nuveen Tax-Advantaged Total Return Strategy Fund

Nuveen Floating Rate Income Fund

Nuveen Floating Rate Income Opportunity Fund

Nuveen S&P 500 Buy-Write Income Fund

Nuveen S&P 500 Dynamic Overwrite Fund

Nuveen Global Equity Income Fund

Nuveen Core Equity Alpha Fund

Nuveen Tax-Advantaged Dividend Growth Fund

Nuveen Mortgage Opportunity Term Fund

Nuveen Mortgage Opportunity Term Fund 2

Nuveen Build America Bond Fund

Nuveen Build America Bond Opportunity Fund

Nuveen Energy MLP Total Return Fund

Nuveen Short Duration Credit Opportunities Fund

Nuveen Real Asset Income and Growth Fund

Nuveen All Cap Energy MLP Opportunities Fund

Nuveen Multi-Market Income Fund

Nuveen Global High Income Fund

Nuveen Dow 30 Dynamic Overwrite Fund

Nuveen NASDAQ 100 Dynamic Overwrite Fund

Diversified Real Asset Income Fund

Nuveen High Income 2020 Target Term Fund

Nuveen High Income December 2018 Target Term Fund

Nuveen High Income December 2019 Target Term Fund

NUVEEN CLOSED-END MUNICIPAL BOND FUNDS

Nuveen Select Tax-Free Income Portfolio

Nuveen Select Tax-Free Income Portfolio 2

Nuveen Select Tax-Free Income Portfolio 3

Nuveen Preferred and Income Term Fund

Nuveen Flexible Investment Income Fund

Nuveen California Select Tax-Free Income Portfolio

Nuveen New York Select Tax-Free Income Portfolio

Nuveen Municipal Value Fund, Inc.

Nuveen California Municipal Value Fund, Inc.

Nuveen New York Municipal Value Fund, Inc.

Nuveen Municipal Income Fund, Inc.

Nuveen Select Maturities Municipal Fund

Nuveen Premium Income Municipal Fund, Inc.

Nuveen Performance Plus Municipal Fund, Inc.

Nuveen Municipal Market Opportunity Fund, Inc.

Nuveen Investment Quality Municipal Fund, Inc.

Nuveen Pennsylvania Investment Quality Municipal Fund

Nuveen Select Quality Municipal Fund, Inc.

Nuveen Michigan Quality Income Municipal Fund

Nuveen Ohio Quality Income Municipal Fund

Nuveen Texas Quality Income Municipal Fund

Nuveen Premier Municipal Income Fund, Inc.

Nuveen Premium Income Municipal Fund 2, Inc.

Nuveen Arizona Premium Income Municipal Fund

Nuveen Maryland Premium Income Municipal Fund

Nuveen Massachusetts Premium Income Municipal Fund

Nuveen Virginia Premium Income Municipal Fund

Nuveen Connecticut Premium Income Municipal Fund

Nuveen Missouri Premium Income Municipal Fund

Nuveen North Carolina Premium Income Municipal Fund

Nuveen Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund

Nuveen New York Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 2

Nuveen New Jersey Dividend Advantage Municipal Fund

Nuveen California Dividend Advantage Municipal Fund 3

Nuveen Enhanced Municipal Credit Opportunities Fund

Nuveen Enhanced AMT-Free Municipal Credit Opportunities Fund

Nuveen Georgia Dividend Advantage Municipal Fund 2

Nuveen AMT-Free Municipal Income Fund

Nuveen California AMT-Free Municipal Income Fund

Nuveen New York AMT-Free Municipal Income Fund

Nuveen Municipal High Income Opportunity Fund

Nuveen AMT-Free Municipal Value Fund

Nuveen Pennsylvania Municipal Value Fund

Nuveen California Municipal Value Fund 2

Nuveen New York Municipal Value Fund 2

Nuveen New Jersey Municipal Value Fund

Nuveen Enhanced Municipal Value Fund

Nuveen Intermediate Duration Municipal Term Fund

Nuveen Intermediate Duration Quality Municipal Term Fund

Nuveen Minnesota Municipal Income Fund

Nuveen Municipal 2021 Target Term Fund

NUVEEN OPEN-END FUNDS

Nuveen Municipal Trust

Nuveen All-American Municipal Bond Fund

Nuveen High Yield Municipal Bond Fund

Nuveen Inflation Protected Municipal Bond Fund

Nuveen Intermediate Duration Municipal Bond Fund

Nuveen Limited Term Municipal Bond Fund

Nuveen Short Duration High Yield Municipal Bond Fund

Nuveen Strategic Municipal Opportunities Fund

Nuveen Multistate Trust I

Nuveen Arizona Municipal Bond Fund

Nuveen Colorado Municipal Bond Fund

Nuveen Maryland Municipal Bond Fund

Nuveen New Mexico Municipal Bond Fund

Nuveen Pennsylvania Municipal Bond Fund

Nuveen Virginia Municipal Bond Fund

Nuveen Multistate Trust II

Nuveen California High Yield Municipal Bond Fund

Nuveen California Municipal Bond Fund

Nuveen Connecticut Municipal Bond Fund

Nuveen Massachusetts Municipal Bond Fund

Nuveen New Jersey Municipal Bond Fund

Nuveen New York Municipal Bond Fund

Nuveen Multistate Trust III

Nuveen Georgia Municipal Bond Fund

Nuveen Louisiana Municipal Bond Fund

Nuveen North Carolina Municipal Bond Fund

Nuveen Tennessee Municipal Bond Fund

Nuveen Multistate Trust IV

Nuveen Kansas Municipal Bond Fund

Nuveen Kentucky Municipal Bond Fund

Nuveen Michigan Municipal Bond Fund

Nuveen Missouri Municipal Bond Fund

Nuveen Ohio Municipal Bond Fund

Nuveen Wisconsin Municipal Bond Fund

Nuveen Investment Trust

Nuveen Concentrated Core Fund

Nuveen Core Dividend Fund

Nuveen Equity Market Neutral Fund

Nuveen Global Total Return Bond Fund

Nuveen Large Cap Core Fund

Nuveen Large Cap Core Plus Fund

Nuveen Large Cap Growth Fund

Nuveen Large Cap Value Fund

Nuveen NWQ Global Equity Fund

Nuveen NWQ Global Equity Income Fund

Nuveen NWQ Large-Cap Value Fund

Nuveen NWQ Multi-Cap Value Fund

Nuveen NWQ Small-Cap Value Fund

Nuveen NWQ Small/Mid-Cap Value Fund

Nuveen Tradewinds Value Opportunities Fund

Nuveen U.S. Infrastructure Bond Fund

Nuveen Investment Trust II

Nuveen Equity Long/Short Fund

Nuveen Growth Fund

Nuveen International Growth Fund

Nuveen Santa Barbara Dividend Growth Fund

Nuveen Santa Barbara Global Dividend Growth Fund

Nuveen Santa Barbara International Dividend Growth Fund

Nuveen Symphony Dynamic Equity Fund

Nuveen Symphony International Equity Fund

Nuveen Symphony Large-Cap Growth Fund

Nuveen Symphony Low Volatility Equity Fund

Nuveen Symphony Mid-Cap Core Fund

Nuveen Symphony Small Cap Core Fund

Nuveen Tradewinds Global All-Cap Fund

Nuveen Tradewinds International Value Fund

Nuveen Tradewinds Japan Fund

Nuveen Winslow Large-Cap Growth Fund

Nuveen Winslow Managed Volatility Equity Fund

Nuveen Investment Trust III

Nuveen Symphony Credit Opportunities Fund

Nuveen Symphony Dynamic Credit Fund

Nuveen Symphony Floating Rate Income Fund

Nuveen Symphony High Yield Bond Fund

Nuveen Investment Trust V

Nuveen Preferred Securities Fund

Nuveen NWQ Flexible Income Fund

Nuveen Gresham Diversified Commodity Strategy Fund

Nuveen Gresham Long/Short Commodity Strategy Fund

Nuveen Managed Accounts Portfolios Trust

Municipal Total Return Managed Accounts Portfolio

Nuveen Investment Funds, Inc.

Nuveen Core Bond Fund

Nuveen Core Plus Bond Fund

Nuveen Dividend Value Fund

Nuveen Equity Index Fund

Nuveen Global Infrastructure Fund

Nuveen High Income Bond Fund

Nuveen Inflation Protected Securities Fund

Nuveen Intermediate Government Bond Fund

Nuveen Large Cap Growth Opportunities Fund

Nuveen Large Cap Select Fund

Nuveen Mid Cap Growth Opportunities Fund

Nuveen Mid Cap Index Fund

Nuveen Mid Cap Value Fund

Nuveen Minnesota Intermediate Municipal Bond Fund

Nuveen Minnesota Municipal Bond Fund

Nuveen Nebraska Municipal Bond Fund

Nuveen Oregon Intermediate Municipal Bond Fund

Nuveen Real Asset Income Fund

Nuveen Real Estate Securities Fund

Nuveen Short Term Bond Fund

Nuveen Short Term Municipal Bond Fund

Nuveen Small Cap Growth Opportunities Fund

Nuveen Small Cap Index Fund

Nuveen Small Cap Select Fund

Nuveen Small Cap Value Fund

Nuveen Strategic Income Fund

Nuveen Tactical Market Opportunities Fund

Nuveen Strategy Funds, Inc.

Nuveen Strategy Aggressive Growth Allocation Fund

Nuveen Strategy Growth Allocation Fund

Nuveen Strategy Balanced Allocation Fund

Nuveen Strategy Conservative Allocation Fund

BY:	/s/ Kathleen L. Prudhomme
Kathleen L. Prudhomme
Vice President and Assistant Secretary